Exhibit 99.1

Luna Innovations Reports Solid Second-Quarter 2020 Results
Maintains 2020 Outlook

Highlights
•Total revenues of $18.6 million for the three months ended June 30, 2020, up 4% compared to the three months ended June 30, 2019
•Operating income and margin of $1.8 million and 10% of total revenues, for the three months ended June 30, 2020 versus operating income and margin of $1.0 million and 6% of total revenues, for the three months ended June 30, 2019
•Net income of $1.4 million, or $0.04 per fully diluted share, for the three months ended June 30, 2020, compared to $0.8 million, or $0.02 per fully diluted share, for the three months ended June 30, 2019
•Adjusted EBITDA increased to $3.0 million for the three months ended June 30, 2020, compared to $2.4 million for the three months ended June 30, 2019
•Company maintains 2020 outlook, tightens revenue range to $81M to $83M

(ROANOKE, VA, August 6, 2020) - Luna Innovations Incorporated (NASDAQ: LUNA), a global leader in advanced optical technology, today announced its financial results for the three and six months ended June 30, 2020. During the second quarter of 2020, the company changed its reportable segments to align with how management reviews and evaluates the business. The two new reportable segments are Lightwave and Luna Labs.

"Given the current environment, I’m extremely pleased with our second-quarter 2020 results and the team’s focus on delivering this quarter,” said Scott Graeff, President and Chief Executive Officer of Luna. “Like other companies, we experienced the effects of the COVID-19 pandemic during Q2 and now have a better perspective on what its impact may be in the future. I strongly believe that the swift and decisive action we took as a management team in mid-March helped to safeguard the long-term potential of our businesses. The entire Luna team continues to be incredibly flexible to address the changing dynamics of the current environment. Above all, their safety is paramount. As we learn more about the potential impact of this virus on our business and our employee safety, we continue to improve upon the mitigating processes we put into place in Q1."

Second-Quarter Fiscal 2020 Financial Summary
Financial results for the three months ended June 30, 2020 marked the 11th consecutive quarter of year-on-year revenue and Adjusted EBITDA growth.

Highlights of the financial results for the second-quarter of 2020 are:

	Three Months Ended June 30,
(in thousands, except share and per share data)	2020	2019	Change
Revenues:
Lightwave	$12,933	$12,523	3%
Luna Labs	5,643	5,291	7%
Total revenues	18,576	17,814	4%

Gross profit	9,517	8,752	9%
Gross margin	51%	49%

Operating expense	7,707	7,738	—%
Operating income	1,810	1,014	79%
Operating margin	10%	6%

Other expense and income taxes	(441)	(174)	153%

Net income	$1,369	$840	63%
Diluted weighted average shares outstanding	32,466,122	33,650,790

Net income per share (diluted)	$0.04	$0.02	100%

Adjusted EBITDA	$2,955	$2,396	23%
A reconciliation of Adjusted EBITDA to net income can be found in the schedules included in this release.

Lightwave revenues for the three months ended June 30, 2020 increased compared to the prior year period, due primarily to increased revenues from our sensing business. Luna Labs revenue increased for the three months ended June 30, 2020, compared to the prior-year period, due to growth in various government research programs.

Operating income and margin improved to $1.8 million and 10% of total revenues, for the three months ended June 30, 2020, compared to $1.0 million and 6% of total revenues, for the three months ended June 30, 2019. The increase in operating income was primarily due to Lightwave's increased gross profit. There were no significant changes in operating expenses for the three months ended June 30, 2020, compared to the three months ended June 30, 2019.

Net income was $1.4 million, or $0.04 per fully diluted share, for the three months ended June 30, 2020, compared to $0.8 million, or $0.02 per fully diluted share, for the three months ended June 30, 2019. Net income attributable to common stockholders for the three months ended June 30, 2020, was $1.4 million, or $0.04 per fully diluted share, compared to $0.8 million, or $0.02 per fully diluted share, for the three months ended June 30, 2019. The increase in both net income from continuing operations and net income attributable to common stockholders is primarily due to Lightwave's additional gross profit and operating expense leverage.

Adjusted EBITDA was $3.0 million for the three months ended June 30, 2020, compared to $2.4 million for the three months ended June 30, 2019. The increase was driven by revenue growth from both Luna’s legacy business, increased gross profit, and operating expense leverage.

Six Months Year-to-Date Fiscal 2020 Financial Summary
The results for the six months ended June 30, 2020 include six months of the business of General Photonics Corporation ("GP"), acquired in March 2019, compared to four months for the prior-year period.

Highlights of the financial results for the six months ended June 30, 2020 are:

	Six Months Ended June 30,
(in thousands, except share and per share data)	2020	2019	Change
Revenues:
Lightwave	$24,487	$22,041	11%
Luna Labs	11,230	10,606	6%
Total revenues	35,717	32,647	9%

Gross profit	17,881	15,520	15%
Gross margin	50%	48%

Operating expense	15,681	15,422	2%
Operating income	2,200	98	2,145%
Operating margin	6%	0%

Other (expense)/income and income taxes	(511)	1,869

Net income from continuing operations	$1,689	$1,967	(14)%

Loss from discontinued operations, net of income tax of $464	(1,436)	—

Net income	253	1,967	(87)%
Diluted weighted average shares outstanding	32,494,950	33,588,951

Net income per share from continuing operations (diluted)	$0.05	$0.06	(17)%

Adjusted EBITDA	$4,535	$3,335	36%

Lightwave revenues for the six months ended June 30, 2020 increased compared to the prior year period due to the inclusion of the incremental revenues associated with the acquired operations of GP, as well as increased revenues associated with our sensing business. Luna Labs revenues increased for the six months ended June 30, 2020, compared to the prior period, due to growth in various government research programs.

Operating income and margin improved to $2.2 million and 6% of total revenues, for the six months ended June 30, 2020, compared to $0.1 million and 0% of total revenues, in six months ended June 30, 2019. The increase in operating income is primarily due to increased growth from the acquired operations of GP and operating expense leverage.

Net income from continuing operations was $1.7 million, or $0.05 per fully diluted share, for the six months ended June 30, 2020, compared to $2.0 million, or $0.06 per fully diluted share, for the six months ended June 30, 2019, which included a $1.9 million income tax benefit related to a reduction in deferred tax asset valuation allowances due to the GP acquisition. Net income attributable to common stockholders for the six months ended June 30, 2020, was $0.3 million, or $0.01 per fully diluted share, compared to $1.8 million, or $0.05 per fully diluted share, for the six months ended June 30, 2019. The decrease in net income attributable to common stockholders is primarily due to a $1.9 million income tax benefit related to a reduction in deferred tax asset valuation allowances due to the GP acquisition that was recorded in the prior period, a $1.4 million loss from discontinued operations and the increase in our operating income for the six months ended June 30, 2020. The loss from discontinued operations was attributable to the resolution of a $2.5 million indemnification claim related to the August 2017 sale of Luna's high-speed optical receivers (HSOR) business that was recorded in the first quarter of 2020. The resolution of the HSOR claim resulted in Luna receiving $0.6 million from escrow and the buyer receiving $1.9 million, net of a tax benefit of $0.5 million.

2020 Full-Year Outlook
Luna recognizes that the COVID-19 pandemic has created evolving and significant macroeconomic uncertainty. Based on a bottoms-up analysis, Luna is slightly tightening its revenue outlook range to $83 million. Incorporating this slight adjustment, the Company reiterates the outlook it provided on May 7, 2020, which projected revenues at the lower end of the range:
•Total revenues of $81M to $83M
•Adjusted EBITDA of $10M to $12M

COVID-19 Update
Luna continues to operate at its normal capacity with the well-being and safety of its workforce a priority. Luna and has not experienced any material impacts related to COVID-19.
Luna has a strong cash position and adequate access to capital. Cash and cash equivalents were $26.5 million as of June 30, 2020, and Luna continues to have access to its $10 million revolving credit facility.

The company believes it is in a strong position to take advantage of trends such as 5G, lightweighting and infrastructure monitoring and that these trends will continue during and after the COVID-19 pandemic.

Luna’s operations are essential and continue to operate at normal capacity with necessary COVID-19 precautions. The company has not experienced any material disruptions to its supply chain that it has not been able to mitigate.

An important part of Luna’s sales effort has been done historically through a series of tradeshows and conferences, none of which are currently taking place. Luna's successful shift to a robust online presence has, in many instances, improved engagement between Luna's sales force and its customers, allowing Luna to curate a specific message over a longer and more dedicated period of customer "face time". Yet, in-person meetings have historically been helpful in closing the sale. This has created a slight challenge around Luna's ability to forecast the exact timing of closing certain customer contracts and receiving purchase orders. Due to Luna's innovative, reliable products and its close customer relationships, the lack of in-person discussions has not, to date, had an effect on the likelihood of obtaining the orders themselves.

Non-GAAP Financial Measures
In evaluating the operating performance of its business, Luna’s management considers Adjusted EBITDA, which excludes certain charges and credits that are required by GAAP. Adjusted EBITDA provides useful information to both management and investors by excluding the effect of certain non-cash expenses and items that Luna believes may not be indicative of its operating performance, because either they are unusual and Luna does not expect them to recur in the ordinary course of its business, or they are unrelated to the ongoing operation of the business in the ordinary course. Adjusted EBITDA should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. Adjusted EBITDA has been reconciled to the nearest GAAP measure in the table following the financial statements attached to this press release.

Conference Call Information
As previously announced, Luna will conduct an investor conference call at 5:00 pm (ET) today to discuss its financial results for the three and six months ended June 30, 2020. The investor conference call will be available via live webcast on the Luna website at www.lunainc.com under the tab “Investor Relations.” To participate by telephone, the domestic dial-in number is 844.578.9643 and the international dial-in number is 270.823.1522. The participant access code is 8888351. Investors are advised to dial in at least five minutes prior to the call to register. The webcast will be archived on the company’s website under “Webcasts and Presentations” for 30 days following the conference call.

About Luna
Luna Innovations Incorporated (www.lunainc.com) is a leader in optical technology, providing unique capabilities in high-performance, fiber optic-based, test products for the telecommunications industry and distributed fiber optic-based sensing for the aerospace and automotive industries. Luna is organized into two business segments, which work closely together to turn ideas into products: a Lightwave segment and a Luna Labs segment. Luna’s business model is designed to accelerate the process of bringing new and innovative technologies to market.

Forward-Looking Statements
The statements in this release that are not historical facts constitute “forward-looking statements” made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. These statements include Luna's expectations regarding its projected 2020 financial results and outlook, the strength and improvement in capital structure and the solidity of its balance sheet and cash flows, the potential impacts of the COVID-19 pandemic on its business, operations and financial results, and growth potential.

Management cautions the reader that these forward-looking statements are only predictions and are subject to a number of both known and unknown risks and uncertainties, and actual results, performance, and/or achievements of Luna may differ materially from the future results, performance, and/or achievements expressed or implied by these forward-looking statements as a result of a number of factors. These factors include, without limitation, failure of demand for Luna's products and services to meet expectations, failure of target market to grow and expand, technological and strategic challenges, uncertainties related to the ultimate impact of the COVID-19 pandemic and those risks and uncertainties set forth in Luna’s Form 10-Q for the three and six months ended June 30, 2020, and Luna's other periodic reports and filings with the Securities and Exchange Commission ("SEC"). Such filings are available on the SEC’s website at www.sec.gov and on Luna’s website at www.lunainc.com. The statements made in this release are based on information available to Luna as of the date of this release and Luna undertakes no obligation to update any of the forward-looking statements after the date of this release.

Investor Contact:
Allison Woody
Phone: 540-769-8465
Email: IR@lunainc.com

Luna Innovations Incorporated
Consolidated Statements of Operations (Unaudited)
(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019

Revenues:
Lightwave	$12,933	$12,523	$24,487	$22,041
Luna Labs	5,643	5,291	11,230	10,606
Total revenues	18,576	17,814	35,717	32,647
Cost of revenues:
Lightwave	5,181	5,334	10,066	9,613
Luna Labs	3,878	3,728	7,770	7,514
Total cost of revenues	9,059	9,062	17,836	17,127
Gross profit	9,517	8,752	17,881	15,520
Operating expense:
Selling, general and administrative	6,202	6,003	12,579	12,229
Research, development and engineering	1,505	1,735	3,102	3,193
Total operating expense	7,707	7,738	15,681	15,422
Operating income	1,810	1,014	2,200	98
Other income/(expense):
Investment income	4	77	64	268
Other (expense)/income	(4)	(3)	5	(4)
Interest expense	(1)	—	(1)	(13)
Total other (expense)/income	(1)	74	68	251
Income from continuing operations before income taxes	1,809	1,088	2,268	349
Income tax expense/(benefit)	440	247	579	(1,618)
Net income from continuing operations	1,369	841	1,689	1,967
Loss from discontinued operations, net of income tax of $464	—	—	(1,436)	—
Net income	1,369	841	253	1,967
Preferred stock dividend	—	90	—	173
Net income attributable to common stockholders	$1,369	$751	$253	$1,794
Net income per share from continuing operations:
Basic	$0.04	$0.03	$0.06	$0.07
Diluted	$0.04	$0.02	$0.05	$0.06
Net loss per share from discontinued operations:
Basic	$—	$—	$(0.05)	$—
Diluted	$—	$—	$(0.04)	$—
Net income per share attributable to common stockholders:
Basic	$0.04	$0.03	$0.01	$0.06
Diluted	$0.04	$0.02	$0.01	$0.05
Weighted average shares:
Basic	30,589,249	28,246,840	30,484,797	28,143,534
Diluted	32,466,122	33,650,790	32,494,950	33,588,951

Luna Innovations Incorporated
Consolidated Balance Sheets
 (in thousands, except share data)

	June 30, 2020	December 31, 2019
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$26,506	$25,006
Accounts receivable, net	16,435	16,269
Receivable from sale of HSOR business	—	2,501
Contract assets	3,220	2,759
Inventory	11,231	10,294
Prepaid expenses and other current assets	1,691	1,287
Total current assets	59,083	58,116
Long-term contract assets	496	449
Property and equipment, net	3,078	3,466
Intangible assets, net	9,544	10,194
Goodwill	10,542	10,542
Other assets	7,053	2,341
Deferred tax asset	1,426	1,416
Total assets	$91,222	$86,524
Liabilities and stockholders’ equity
Liabilities:
Current liabilities:
Accounts payable	2,763	2,787
Accrued liabilities	8,150	10,369
Contract liabilities	3,368	3,888
Total current liabilities	14,281	17,044
Other long-term liabilities	7,140	2,011
Total liabilities	21,421	19,055
Commitments and contingencies (Note 13)
Stockholders’ equity:
Common stock, par value $0.001, 100,000,000 shares authorized, 32,470,276 and 31,788,896 shares issued, 30,797,535 and 30,149,105 shares outstanding at June 30, 2020 and December 31, 2019, respectively	32	32
Treasury stock at cost, 1,672,741 and 1,639,791 shares at June 30, 2020 and December 31, 2019, respectively	(4,541)	(4,337)
Additional paid-in capital	90,305	88,022
Accumulated deficit	(15,995)	(16,248)
Total stockholders’ equity	69,801	67,469
Total liabilities and stockholders’ equity	$91,222	$86,524

Luna Innovations Incorporated
Consolidated Statements of Cash Flows (Unaudited)
 (in thousands)

	Six Months Ended June 30,
	2020	2019

Cash flows provided by operating activities
Net income	$253	$1,967
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	1,363	1,166
Share-based compensation	843	721
Bad debt expense	(26)	—
Loss on disposal of fixed assets	4	—
Loss from discontinued operations, net of tax	1,436	—
Deferred taxes	(10)	—
Change in assets and liabilities
Accounts receivable	(139)	713
Contract assets	(508)	(721)
Inventory	(937)	(161)
Other current assets	(404)	(18)
Accounts payable and accrued expenses	(1,286)	(2,314)
Contract liabilities	(520)	(235)
Net cash provided by operating activities	69	1,118
Cash flows provided by/(used in) investing activities
Acquisition of property and equipment	(111)	(406)
Intangible property costs	(192)	(137)
Acquisition of General Photonics Corporation	—	(19,004)
Proceeds from sale of property and equipment	1	—
Proceeds from sale of discontinued operations	600	—
Net cash provided by/(used in) investing activities	298	(19,547)
Cash flows provided by/(used in) financing activities
Payments on finance lease obligations	(26)	(15)
Payments of debt obligations	—	(625)
Repurchase of common stock	(204)	(220)
Proceeds from the exercise of options and warrants	1,363	367
Net cash provided by/(used in) financing activities	1,133	(493)
Net increase/(decrease) in cash and cash equivalents	1,500	(18,922)
Cash and cash equivalents-beginning of period	25,006	42,460
Cash and cash equivalents-end of period	$26,506	$23,538

Luna Innovations Incorporated
Reconciliation of Net Income to EBITDA and Adjusted EBITDA (Unaudited)
 (in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019

Net income	$1,369	$841	$253	$1,967
Loss from discontinued operations, net of tax	—	—	(1,436)	—
Net income from continuing operations	1,369	841	1,689	1,967
Interest expense	1	—	1	13
Investment income	(4)	(77)	(64)	(268)
Income tax expense/(benefit)	440	247	579	(1,618)
Depreciation and amortization	684	653	1,363	1,166
EBITDA	2,490	1,664	3,568	1,260
Share-based compensation	465	378	967	721
Non-recurring charges (1)	—	44	—	942
Amortization of inventory step-up	—	310	—	412
Adjusted EBITDA	$2,955	$2,396	$4,535	$3,335

(1) Non-recurring charges consist of transaction-related expenses incurred during the three and six months ended June 30, 2019, related to the acquisition of General Photonics.
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